Exhibit 10.1

VOTING AND CONVERSION AGREEMENT

This VOTING AND CONVERSION AGREEMENT, dated as of this 10th day of March 2014, (the “Agreement” ), by and among NanoHolding Inc., a Delaware corporation (“Nano”), and each of the shareholders and other security holders of APNT identified on the signature pages hereto (each, a “Sponsor,” and collectively the “Sponsors” ). All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Applied Nanotech Holdings, Inc., a Texas corporation (“APNT”), PEN Inc., NanoMerger Sub Inc., Nano and Carl Zeiss, Inc. are entering into an Agreement and Plan of Merger and Exchange of even date (the “Merger Agreement”) that provides for the redomestication of APNT into PEN a Delaware corporation and for the merger of NanoMerger Sub Inc. into Nanofilm; and

WHEREAS, in order to induce Nano to enter into the Merger Agreement and as condition to close as provided for therein, Nano and the Sponsors have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES.

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party hereto that:

(a) such party has the full right, capacity and authority to enter into, deliver and perform this Agreement;

(b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement; and

(c) the execution, delivery and performance of such party’s obligations under this Agreement will not require such party to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which such party is bound.

2.	SHARES SUBJECT TO AGREEMENT

Each Sponsor, severally and not jointly, agrees to vote all of his, her or its voting shares of APNT then owned by such Sponsor, whether now owned or hereafter acquired (hereafter referred to as the “Voting Shares” ), in accordance with the provisions of this Agreement.

3.	OBLIGATIONS TO VOTE VOTING SHARES FOR APPROVAL OF THE MERGER AGREEMENT

At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of approving the Merger Agreement, the Redomestication Merger, the Nano Merger and any of the transaction or matter contemplated by the Merger Agreement (the “Merger Events” ), each of the Sponsors agrees to:

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(i) vote in favor of the adoption and approval of the Merger Agreement and the Merger Events;

(ii) vote against any proposal made in opposition to, or in competition with, the Merger Agreement and the Merger Events; and

(c) vote against any other action that is intended, or would reasonably be expected to, unreasonably impede, interfere with, delay, postpone, discourage or adversely affect the Merger Agreement and the Merger Events.

4.	COVENANT TO VOTE

Each Sponsor shall appear in person or by proxy at any annual or special meeting of shareholders of the APNT for the purpose of obtaining a quorum and shall vote all Voting Shares owned by such Sponsor, either in person or by proxy, at any annual or special meeting of shareholders of the APNT called for the purpose of voting on and approving the transactions contemplated by the Merger Agreement. In addition, each Sponsor shall appear in person or proxy at any annual or special meeting of shareholders of the APNT for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, all Voting Shares owned by such Sponsor, entitled to vote upon any other matter submitted to a vote of shareholders of the APNT in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

5.	ADDITIONAL SHARES

If, after the effective date hereof, the Sponsors or any of their affiliates acquire beneficial or record ownership of any additional shares of the APNT (any such shares, “Additional Shares” ), including, without limitation, upon conversion of any debt or other obligation of APNT into its common stock, exercise of any option, warrant or right to acquire shares of the APNT or through any stock dividend or stock split, the provisions of this Agreement shall thereafter be applicable to such Additional Shares as if such Additional Shares had been held by the Sponsors as of the effective date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Sponsors of the beneficial ownership of the Additional Shares. The Sponsors shall require any affiliate that acquires Voting Shares or Additional Shares to vote as the Sponsor is required to vote under this Agreement and shall use reasonable efforts to cause any affiliate that acquires Additional Shares to enter into a written joinder to this Agreement substantially in the form attached hereto as Exhibit A.

6.	TRANSFER RESTRICTIONS

Each Sponsor agrees that he, she or it shall not transfer any Voting Shares unless he, she or it shall cause any transferee who acquires such shares to execute and deliver a joinder substantially in the form of Exhibit A hereto to the APNT. Each certificate, if any, representing any shares of the APNT held by either party shall be endorsed with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

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7.	CONVERSION OF ACCRUED COMPENSATION

(a) Each of the Sponsors listed on the Signature Page to this Agreement hereby acknowledge that APNT owes him, or in the case of Sichuan Anxian Yinhee Chemical and Construction Company (“SAYCC”), its representative, certain accrued compensation related to services rendered as a director as of the date hereof in an amount set forth beneath their respective names on the Signature Page to this Agreement (the “Accrued Compensation”). Shareholder acknowledges that no other compensation, stock awards, vacation pay, sick pay or any other money is currently owed to Sponsor related to service as a Director other than (i) out-of-pocket expenses reimbursable to such Sponsor under expense reimbursement policies previously approved by the Board of Directors of APNT, and (ii) for those Directors who served on the Merger Committee the one-time fee that will be paid in stock if and when the closing occurs under the Merger Agreement. Sponsor agrees additional compensation for service as a director will accrue after the date of this Agreement based on the fee schedule attached as Annex A.

(b) Immediately prior to the Nano Merger as defined in the Merger Agreement the Accrued Compensation plus compensation for service as a Director earned after the date hereof until the day of the Redomestication Merger will automatically be converted into shares of PEN’s Class A Common Stock (the “Class A Common Stock”) at the Conversion Price. The number of shares of the Class A Common Stock to be issued to the representative of SAYCC and to each individual Sponsor upon conversion shall be determined by dividing (x) the amount due to the Sponsor (or its representative) by (y) the Conversion Price. The “Conversion Price” shall be equal to $0.05 per share.

(c) The obligations of the Sponsors under Section 7(a) and to convert their Accrued Compensation into shares of PEN as provided for in this Section 7 is contingent upon the Closing under the Merger Agreement and in the event the Closing under the Merger Agreement does not occur or such agreement is terminated through no fault of APNT, Sponsor shall have no obligation under this Section 7.

8.	TERMINATION

This Agreement shall commence on the date hereof and continue in force and effect until the earlier of (i)  the Closing Date of the Merger Agreement, or (ii) the End Date as provided for in the Merger Agreement. Upon the termination of this Agreement, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination.

9.	GENERAL PROVISIONS

(a) Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Merger Agreement.

(b) Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

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(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

(d) Equitable Relief. The parties hereto recognize that, if such party fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party hereto therefore agrees that the other parties are entitled to seek temporary and permanent injunctive relief and any other equitable remedy a court of competent jurisdiction may deem appropriate in any such case.

(e) Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

(f) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by Law or otherwise afforded to any party, will be cumulative and not alternative.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

(i) Amendments. Any term of this Agreement may be amended only with the written consent of the parties hereto.

(j) Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signatures begin on next page.]

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IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NANOHOLDING INC.

By: /s/ Scott E Rickert

Name:Scott E Rickert

Title: President

SPONSORS

SICHUAN ANXIAN YINHEE CHEMICAL AND CONSTRUCTION COMPANY

By:_____________________________________
Its:
Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 78758

Facsimile: (512) 339 – 5021

Its representative: David (Xin) Li

__________

Xin Li

Address:

Facsimile:

Accrued Compensation: $36,667

/s/ Doug Baker

Doug Baker

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 78758

Facsimile: (512) 339 – 5021

Accrued Compensation: none

/s/ Paul Rocheleau

Paul Rocheleau

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 78758

Facsimile: (512) 339 – 5021

Accrued Compensation: $26,335

/s/Robert Ronstadt

Robert Ronstadt

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 78758

Facsimile: (512) 339 – 5021

Accrued Compensation: $54,977

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/s/ Howard Westerman

Howard Westerman

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 7875

Facsimile: (512) 339 – 5021

Accrued Compensation: $26,335

/s/Zvi Yaniv

Zvi Yaniv

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 7875

Facsimile: (512) 339 – 5021

Accrued Compensation: none

/s/ Ronald Berman

Ronald Berman

Address: 3006 Longhorn Blvd. Suite 107, Austin, TX 7875

Facsimile: (512) 339 – 5021

Accrued Compensation: $32,927

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Exhibit A

Joinder to Voting Agreement

By execution of this Joinder, the undersigned (the “Sponsor”) hereby joins in, agrees to become a party to, be bound by, and subject to, all of the covenants, terms and conditions of that certain Voting Agreement, dated as of March 10, 2014 (as the same may be amended, supplemented or otherwise modified from time to time, the “Voting Agreement”), by and among [________________], a ______ company, and certain of its shareholders in the same manner as if the Sponsor were an original signatory to such Voting Agreement.

The Sponsor shall have all the rights, and shall observe all the obligations, applicable to a Sponsor under the Voting Agreement.

The Sponsor represents and warrants that he/she/it has received a copy of, and has reviewed the terms of, the Voting Agreement.

All questions concerning the construction, validity and interpretation of this Joinder will be governed by and construed in accordance with the internal laws of the state of Delaware.

IN WITNESS WHEREOF, the Sponsor has executed this Joinder as of this ____ day of _____ , ____ .

SHAREHOLDER

with copies to:

By:

Address for

Notices:

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